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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): January 19, 2006 deltathree, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

           000-28063                                     13-4006766
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    (Commission File Number)                  (IRS Employer Identification No.)


         75 Broad Street, New York, NY                      10004
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    (Address of Principal Executive Offices)              (Zip Code)

                                 (212) 500-4850
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 24, 2006, deltathree, Inc. (the "Company") entered into a consulting letter agreement with Noam Bardin, the Chairman of the Company's Board of Directors. Prior to entering into this consulting agreement, all of the members of the Company's Board of Directors, excluding Mr. Bardin, were of the opinion that Mr. Bardin's service as a consultant to the Company would not interfere with his exercise of independent judgment in carrying out his current responsibilities as a member and Chairman of the Board of Directors.

According to the agreement, Mr. Bardin will provide consulting services to the Company. The Company anticipates that it will require the consultancy services of Mr. Bardin for approximately six months. The agreement provides that Mr. Bardin will receive a gross payment of $100 per hour, with a maximum aggregate gross payment of $59,000 during any period of twelve consecutive months. The agreement permits either party to cancel the agreement for any reason at any time upon notice. The foregoing description is only a summary of, and is qualified in its entirety by, reference to the consulting letter agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.


ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.


On January 19, 2006, Paul C. White, the Company's Chief Financial Officer and Executive Vice President for Strategy, Development and Planning informed the Company's Board of Directors of his intention to resign from the Company in order to pursue other opportunities. Mr. White will remain with the Company in his current positions for approximately three months or a shorter period of time as mutually agreed, to ensure an effective transition. Mr. White's resignation was not the result of any dispute with the Company's management or the Board of Directors.

The Company's Board of Directors will be appointing Shimmy Zimels, age 40, to resume his position as the Company's Principal Financial Officer, effective upon Mr. White's date of departure. Mr. Zimels, the Company's Chief Executive Officer and President since 2002, previously held the position of Chief Financial Officer for the Company from June 2000 through September 2000. Mr. Zimels held various other positions with the Company since 1997, including Vice President of Operations and Chief Operating Officer. Prior to his employment with the Company, Mr. Zimels was the Controller and Vice President of Finance at Net Media Ltd., a leading Israel-based internet service provider.

In his role as Principal Financial Officer, Mr. Zimels will be supported by Richard B. Grant. Mr. Grant, age 41, is a Certified Public Accountant who recently joined the Company on January 23, 2006 as its Senior Vice President of Finance. Prior to his employment with the Company, Mr. Grant was a co-founder and Chief Financial Officer of Tel2Net, Inc., a technology infrastructure service company. From 2001 through 2003, Mr. Grant served as a Senior Manager for Marotta, Gund, Budd and Dzera LLP, a business restructuring consulting company. Prior to Marotta, Gund, Mr. Grant was a Senior Manager at KPMG LLP in the Audit Division, and a Senior Manager at Arthur Andersen LLP in the Transaction Advisory Services Group.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

10.1 Consulting Letter Agreement, dated January 24, 2006 between deltathree Inc. and Noam Bardin.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       deltathree, Inc.
                                       (Registrant)



Date: January 25, 2006                 By: /s/ Shimmy Zimels
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                                           Shimmy Zimels
                                           Chief Executive Officer and President


                                  EXHIBIT INDEX


Exhibit 10.1 Consulting Letter Agreement, dated January 24, 2006 between deltathree, Inc. and Noam Bardin